UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway (Address of principal executive offices)	Toledo, Ohio	43659 (Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Arrangement Agreement

On February 8, 2024, Owens Corning, a Delaware corporation (“Owens Corning”), entered into an Arrangement Agreement (the “Agreement”) with MT Acquisition Co ULC, a British Columbia unlimited liability company and a wholly owned subsidiary of Owens Corning (“Purchaser”) and Masonite International Corporation, a British Columbia corporation (“Masonite”), pursuant to which Purchaser will acquire all of the issued and outstanding common shares of Masonite at a purchase price of $133.00 per share (the “Arrangement”). The Arrangement will be implemented by way of a plan of arrangement pursuant to the Business Corporations Act (British Columbia). Upon completion of the Arrangement, Masonite will be a wholly owned subsidiary of Owens Corning.

Consideration

Pursuant to the Agreement, at the effective time of the Arrangement (the “Effective Time”), each issued and outstanding common share, no par value, of Masonite (each, a “Masonite Common Share”), other than any Masonite Common Shares that are held by Masonite or any of its subsidiaries or Owens Corning, Purchaser or any other subsidiary of Owens Corning or any Masonite Common Shares as to which dissent rights have been properly exercised by the holder thereof in accordance with British Columbia law, will be acquired for $133.00 per share in cash, without interest (the “Consideration”).

Financing of the Arrangement

Owens Corning intends to fund the Consideration with a combination of cash on hand and debt financing. In connection with the entry into the Agreement, Owens Corning entered into a commitment letter with Morgan Stanley Senior Funding, Inc. (“MSSF”), pursuant to which MSSF has committed to provide, subject to the satisfaction of customary closing conditions, a 364-day senior unsecured term loan facility in an aggregate principal amount of up to $3.0 billion. The receipt of financing by Owens Corning is not a condition to Owens Corning’s obligations to complete the Arrangement.

Treatment of Masonite Equity Awards

Pursuant to the Agreement, each restricted share unit award in respect of Masonite Common Shares (each, a “Masonite RSU Award”), including each performance-based Masonite RSU Award, that is held by an employee and does not vest at the Effective Time by its terms, will be converted at the Effective Time into a time-vesting restricted share unit award in respect of common stock of Owens Corning of equivalent value. All other Masonite RSU Awards, including performance-based Masonite RSU Awards, will be canceled at the Effective Time in exchange for the Consideration. The number of Masonite Common Shares subject to performance-based Masonite RSU Awards will be determined (x) with respect to performance periods that are complete as of the Effective Time, based on actual performance, and (y) with respect to performance periods that are incomplete as of the Effective Time, with performance goals deemed achieved at 122% of the target level (or, in the case of certain performance-based Masonite RSU Awards that do not have a target level, such performance goals will be deemed fully satisfied). Each share appreciation right in respect of Masonite Common Shares will be canceled at the Effective Time in exchange for a cash payment equal to the excess (if any) of the Consideration over the applicable exercise price.

Closing Conditions

The obligation of the parties to consummate the Arrangement is subject to the satisfaction or waiver of certain customary mutual closing conditions, including (a) the adoption of a resolution approving the Arrangement (the “Arrangement Resolution”) by at least two-thirds of the votes cast on the Arrangement Resolution by the Masonite shareholders entitled to vote thereon and represented in person or by proxy at the special meeting (the “Masonite Shareholder Approval”), (b) the issuance of interim and final orders by the Supreme Court of British Columbia approving the Arrangement, (c) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the receipt of certain required regulatory clearances and approvals in other jurisdictions under applicable antitrust and foreign direct investment laws and regulations, including in Canada, Mexico and the United Kingdom (the “Regulatory Approvals and Clearances”) and (d) the absence of any law, injunction, order or other judgment prohibiting, rendering illegal or permanently enjoining the consummation of the Arrangement (a “Restraint”). Each party’s obligation to consummate the Arrangement is also subject to the accuracy of the other party’s representations and warranties contained in the Agreement (subject, with specified exceptions, to materiality or “Material Adverse Effect” standards), the other party’s performance of its covenants and agreements in the Agreement in all material respects, and in the case of Purchaser’s obligation to consummate the Arrangement, the absence of any “Material Adverse Effect” on Masonite.

Representations and Warranties and Covenants

Owens Corning, Purchaser and Masonite have each made customary representations, warranties and covenants in the Agreement. Among other things, Masonite has agreed, subject to certain exceptions, to use reasonable best efforts to conduct its business in the ordinary course and preserve intact in all material respects its current business operations from the date of the Agreement until the Effective Time and not to take certain actions prior to the Effective Time without the prior written consent of Owens Corning (not to be unreasonably withheld, conditioned or delayed), and to use commercially reasonable efforts to assist Owens Corning with obtaining its financing to fund a portion of the Consideration. In addition, the parties have agreed to use reasonable best efforts to obtain the Regulatory Approvals and Clearances, and Owens Corning has agreed to take actions that are reasonably necessary to avoid, eliminate or resolve any impediments under applicable antitrust and foreign direct investment laws and regulations, other than actions that would be material (measured relative to the size of Masonite and its subsidiaries) to the combined company after giving effect to the transactions contemplated by the Agreement.

Non-Solicitation; Intervening Events

Subject to certain exceptions, Masonite agreed not to solicit alternative acquisition proposals, engage in discussions with any third party regarding alternative acquisition proposals or change its recommendation to its shareholders in favor of the Arrangement.

In the event Masonite receives a bona fide alternative acquisition proposal from a third party (other than as a result of a material breach of Masonite’s non-solicitation obligations) prior to obtaining the Masonite Shareholder Approval and Masonite’s Board of Directors determines in good faith that the alternative acquisition proposal constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined in the Agreement), Masonite may provide information to, and engage in negotiations and discussions with such person making the alternative acquisition proposal.

Prior to obtaining the Masonite Shareholder Approval, the Masonite Board of Directors has the right, in connection with (a) the acceptance of a Superior Proposal or (b) an Intervening Event (as defined in the Agreement) to change its recommendation in favor of the Arrangement or, in the case of a Superior Proposal, to terminate the Agreement, in each case, subject to complying with notice requirements and other specified conditions (including giving Owens Corning the opportunity to propose changes to the Agreement in response to such Superior Proposal or Intervening Event, as applicable), if the Masonite Board of Directors determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and provided that Masonite pays Owens Corning the Masonite Termination Fee (as described below).

Termination

The Agreement contains certain customary termination rights, including the right of either Owens Corning or Masonite to terminate the Agreement in the event (a) the Arrangement has not been consummated on or before February 8, 2025 (subject to two automatic extensions of three months each, to May 8, 2025 and to August 8, 2025, respectively (the “Outside Date”), if all conditions have been satisfied except receipt of the Regulatory Approvals and Clearances), (b) any applicable Restraint permanently enjoining the consummation of the Arrangement has become final and non-appealable, (c) the Masonite Shareholder Approval has not been obtained or (d) the other party breaches its representations, warranties or covenants in a manner that would result in a failure of an applicable closing condition to be satisfied and, if curable, fails to cure such breach during the applicable time period specified therein.

In addition, (a) prior to receipt of the Masonite Shareholder Approval, Masonite may terminate the Agreement to enter into a definitive agreement providing for a Superior Proposal (as defined in the Agreement), subject to Owens Corning’s right to match such Superior Proposal and payment to Owens Corning of the Masonite Termination Fee (as described below) and (b) Owens Corning may terminate the Agreement if the Masonite Board of Directors changes its recommendation to Masonite’s shareholders regarding the Arrangement Resolution (an “Adverse Recommendation Change”).

Termination Fees

The Agreement provides for the payment of termination fees upon termination of the Agreement under certain specified circumstances. Masonite will be obligated to pay Owens Corning a termination fee of $75,000,000 (the “Masonite Termination Fee”) if the Agreement is terminated (a) by Masonite to accept a Superior Proposal, (b) by Owens Corning following an Adverse Recommendation Change, or (c) in certain circumstances by either Owens Corning or Masonite upon failure to obtain Masonite Shareholder Approval or by Owens Corning if Masonite breaches its representations, warranties or covenants in a manner that would result in a failure of an applicable closing condition to be satisfied and, if curable, fails to cure such breach during the applicable time period specified therein if (i) at the time of such termination, an alternative acquisition proposal has been made and not withdrawn at least two business days prior to such termination and (ii) within 12 months following such termination, Masonite enters into a definitive agreement with respect to an alternative acquisition proposal or an alternative acquisition proposal is consummated.

Owens Corning will be obligated to pay Masonite a termination fee of $150,000,000 (the “Owens Corning Termination Fee”) (a) upon the occurrence of the Outside Date, and at the time of termination the conditions to closing (other than those relating to the receipt of Regulatory Approvals and Clearances, and the absence of any Restraint relating to applicable antitrust or foreign direct investment laws and regulations, the failure of which to be obtained or satisfied not having been principally caused by Masonite’s breach of its obligations with respect to such approvals) in favor of Owens Corning have been satisfied or waived (or in the case of conditions that by their terms are to be satisfied at the closing, are capable of being satisfied if the closing were to occur on such date), other than those conditions the failure of which to be satisfied was materially contributed to by a breach by Owens Corning or Purchaser of their representations, warranties, covenants or agreements contained in the Agreement or (b) if the Agreement is terminated because any Restraint relating to applicable antitrust or foreign direct investment laws and regulations has become final and non-appealable.

The foregoing description of the Agreement is not complete and is qualified in its entirety by, reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1, and is incorporated herein by reference. A copy of the Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Owens Corning, Purchaser or Masonite, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made by the parties thereto only for purposes of the Agreement and as of specific dates; were made solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement (such disclosures include information that has been included in Owens Corning’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Owens Corning’s public disclosures.

Item 7.01	Other Events

In connection with the announcement of the Arrangement, Owens Corning posted a joint press release and related investor presentation to its website. The press release and investor presentation are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Arrangement Agreement, dated as of February 8, 2024, among Owens Corning, Masonite International Corporation and MT Acquisition Co ULC*
99.1	Joint Press Release, dated as of February 9, 2024
99.2	Investor Presentation, dated February 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It

This communication relates to proposed transactions contemplated by the Arrangement Agreement (the “Agreement”) by and among Owens Corning (“Owens Corning”), Masonite International Corporation (“Masonite”) and MT Acquisition Co ULC (the “Proposed Transaction”). This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. In connection with the Proposed Transaction, Masonite may file one or more proxy statement(s) or other documents with the SEC. This communication is not a substitute for any proxy statement Masonite may file with the SEC in connection with the Proposed Transaction.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT(S) AND/OR OTHER DOCUMENTS IF AND WHEN THEY ARE FILED, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Any definitive proxy statement (if and when available) will be mailed or otherwise made available to stockholders of Masonite. Investors and security holders will be able to obtain free copies of these documents filed with the SEC if and when available without charge through the website maintained by the SEC at www.sec.gov or, in the case of documents filed by Masonite, by directing a request to Marcus Devlin, Director, Investor Relations at investorrelations@masonite.com, or by calling 813-877-2726, or from Masonite’s website https://investor.masonite.com, or, in the case of documents filed by Owens Corning, by contacting the investor relations department of Owens Corning:

Owens Corning

One Owens Corning Parkway

Toledo, Ohio 43659

https://investor.owenscorning.com/investors

Investor Relations:

Amber Wohlfarth, Vice President, Investor Relations

419-248-5639

Amber.Wohlfarth@owenscorning.com

Participants in the Solicitation

Owens Corning and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the Proposed Transaction, including a description of their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in any proxy statement(s) and other relevant materials related to the Proposed Transaction if and when they are filed with the SEC. Information regarding the directors and executive officers of Owens Corning is contained in the sections entitled “Information Concerning Directors” and “Security Ownership of Executive Officers and Directors” included in Owens Corning’s proxy statement for its 2023 annual meeting of stockholders, filed with the SEC on March 9, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/1370946/000119312523066160/d397228ddef14a.htm), in the section entitled “Information About Our Executive Officers” included in Owens Corning’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 15, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/1370946/000137094623000010/oc-20221231.htm), in Owens Corning’s Form 8-K filed on August 24, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/1370946/000119312523220160/d541239d8k.htm) and in Owens Corning’s Form 8-K filed on August 8, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/1370946/000119312523206275/d495928d8k.htm). To the extent holdings of Owens Corning securities by the directors and executive officers of Owens Corning have changed from the amounts of securities of Owens Corning held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Masonite and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information regarding Masonite’s directors and executive officers is contained in the section entitled “Proposal 1: Election of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” included in Masonite’s proxy statement for the 2023 annual meeting of shareholders, which was filed with the SEC on March 29, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/893691/000119312523083032/d326829ddef14a.htm), in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” included in Masonite’s Annual Report on Form 10-K for the year ended January 1, 2023, which was filed with the SEC on February 28, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/893691/000089369123000013/door-20230101.htm), and in Masonite’s Current Report on Form 8-K filed with the SEC on May 12, 2023 (and which is available at https://www.sec.gov//Archives/edgar/data/893691/000089369123000037/door-20230511.htm). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement(s) filed by Masonite and other relevant materials to be filed with the SEC in connection with the Proposed Transaction when they become available. Free copies of such proxy statement(s) and such other materials may be obtained as described in the preceding section.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements present our current forecasts and estimates of future events. These statements do not strictly relate to historical or current results and can be identified by words such as “anticipate,” “appear,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “will” and other terms of similar meaning or import in connection with any discussion of future operating, financial or other performance. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from any results projected in the statements. These risks, uncertainties and other factors include, without limitation: statements regarding the expected timing and structure of the Proposed Transaction; the ability of the parties to complete the Proposed Transaction; the expected benefits of the Proposed Transaction, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of Owens Corning following completion of the Proposed Transaction; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing; levels of residential and commercial or industrial construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial market volatility and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions; climate change, weather conditions and storm activity; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; our ability to achieve expected synergies, cost reductions and/or productivity improvements; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; loss of key employees and labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in Owens Corning’s SEC filings.

All forward-looking statements in this communication should be considered in the context of the risks and other factors described above and in the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which have been or will be incorporated by reference into this communication. Any users of this communication should not interpret the disclosure of any risk factor to imply that the risk has not already materialized. Any forward-looking statements speak only as of the date the statement is made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results may differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS CORNING

February 9, 2024	By:	/s/ Todd W. Fister
	Name:	Todd W. Fister
	Title:	Executive Vice President and Chief Financial Officer